Exhibit 10.1
AMENDMENT NUMBER ONE
TO
RECOGNITION AGREEMENT
          This AMENDMENT NUMBER ONE (this “Amendment”) by and between Novelis Inc., a Canadian corporation (the “Company”), and ___ (“Executive”) to the Recognition Agreement (the “Recognition Agreement”) by and between the Company and Executive.
          WHEREAS, the Company and Hindalco Industries Limited and AV Aluminum Inc. are parties to that certain Arrangement Agreement dated as of February 10, 2007 (the “Arrangement Agreement”);
          WHEREAS, the Recognition Agreement provides for the issuance of a total number of whole shares of the Company’s common stock to Executive (the “Recognition Award Shares”) if Executive satisfies the employment requirement for such issuance as set forth in the Recognition Agreement;
          WHEREAS, pursuant to the terms and conditions of the Recognition Agreement, one-half of the Recognition Award Shares are to be issued to Executive on December 31, 2007 and the other one-half of the Recognition Award Shares are to be issued to Executive on December 31, 2008 (each a “Vesting Date”), in each case if Executive remains employed by the Company or any subsidiary or affiliated entity through such Vesting Date;
          WHEREAS, the Recognition Agreement provides that the Company will pay the cash equivalent of the Recognition Award Shares if such shares are no longer publicly traded, and such shares will no longer be publicly traded if the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement (as defined in the Arrangement Agreement) are consummated; and
          WHEREAS, the Company and Executive desire to amend the Recognition Agreement to provide for the satisfaction of the Company’s obligations under the Recognition Agreement if the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement are consummated.
          NOW, THEREFORE, for such consideration as the Company and Executive hereby declare full and adequate, the Company and Executive agree as follows:
          1. Recognition Award. Section 2 of the Recognition Agreement is hereby amended by adding the following to the end thereof:
     “(c) (1) If the transactions contemplated by the Arrangement Agreement by and among Hindalco Industries Limited (“Parent”), AV Aluminum Inc. and the Company dated as of February 10, 2007 (“Arrangement Agreement”) and the Plan of Arrangement (as defined in the Arrangement Agreement) are consummated prior to December 31, 2008, the number of then unissued shares described in Section 2(a) as the Recognition Award (the “Recognition Award

Shares”) shall (in lieu of being issued under this Section 2) be converted into a dollar figure by multiplying the total number of such Recognition Award Shares by the Purchase Price (the “Cash Recognition Award”).
     (2) If the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement are consummated on or prior to December 31, 2007, one-half of the Cash Recognition Award shall (subject to Section 2(c)(3)) be payable in cash on each “vesting date” (as defined in Section 2(b)) if Executive satisfies the employment requirement set forth in Section 2(b) through such vesting date. If the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement are consummated after December 31, 2007, but on or prior to December 31, 2008, the Cash Recognition Award shall (subject to Section 2(c)(3)) be payable in cash on December 31, 2008, if Executive satisfies the employment requirement set forth in Section 2(b) through such vesting date.
     (3) Parent may authorize the Company to offer to Executive to make a payment called for under Section 2(c)(2) in the form of Parent common stock (plus cash in lieu of a fractional share of such stock) that is equivalent to, and in lieu of, an all cash payment described in Section 2(c)(2), and Executive shall have the right to accept or decline such offer. If Executive declines such offer, Executive shall receive the all cash payment called for under Section 2(c)(2).
     (4) The term “Purchase Price” shall have the meaning set forth in the Arrangement Agreement.”
          2. No Other Changes. Except as set forth in Section 1 of this Amendment, the Recognition Agreement shall remain in full force and effect.
          3. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
          4. Governing Law. This Amendment shall be governed by and construed and the legal relationships of the parties determined in accordance with the laws of the State of Georgia.
          5. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.
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     IN WITNESS WHEREOF, the Company and Executive have signed this Amendment effective as of the date it is signed by both the Company and Executive.

NOVELIS INC.

By:

Name:

Title:

Date:

EXECUTIVE

Name:

Date: